SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    OCTOBER 10, 1997

                              VITECH AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          FLORIDA                      0-21369                 65 041 9086
----------------------------        ----------------        -------------------
(State or other jurisdiction        (Commission File         (IRS Employer
 or incorporation)                      Number)             Identification No.)

                8807 NORTHWEST 23RD STREET, MIAMI, FLORIDA 33172
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code  (305) 477-1161

                                      N/A
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On October 10, 1997, Vitech America, Inc. (the "Company") completed a Private Placement of 10% Convertible Promissory Notes (the "Convertible Notes"). The Private Placement resulted in gross proceeds to the Company of $20,000,000. The Private Placement was between the Company and four institutional investors. Each investor received a 10% Convertible Note. The Notes bear interest at 10% per annum with interest payable monthly beginning December 31, 1997 and the Notes mature on October 10, 2000. The Notes are initially convertible at a conversion price of $16.50 (the "Initial Conversion Price") subject to stock-splits, stock dividends, rights offering by the Company and certain combinations, capitalizations, reclassifications, extraordinary distributions and other similar events. In the event that the Company shall have declined to repay in full, following the exercise by noteholders of the first or second put right (as defined below), the Initial Conversion Price shall be (i) the lesser of .85 multiplied by the 10-day weighted average sale price ("VWASP") on Nasdaq as reported by Bloomberg, LP (or other principal exchange on which the Company's securities are traded) for the lowest 10-day consecutive period during 30 consecutive trading day period ending one trading day prior to the conversion date and (ii) $16.50 per share.

         Beginning October 10, 1998 and continuing for a period of 30 days thereafter, each Noteholder shall have the right ("First Put Right") to request the Company to repurchase all, but not less than all of the outstanding Notes held by such Holder at a price equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon. Commencing 180 days after the First Put Date and continuing for a period of 30 days thereafter, each Noteholder shall have a second right (the "Second Put Right") to request the Company to repurchase all, but not less than all of the outstanding Notes at a price equal to 115% of the principal amount thereof plus accrued and unpaid interest thereon. The purchase price for any Put Right shall be paid in four equal monthly installments on the last business day of each month commencing on the first full month following the put notice with respect to the applicable First or Second Put Right, with interest on each installment at the rate of 10% per annum. The Company shall have the right at any time from time to time commencing on October 10, 1998 to purchase from any Holder of the Notes, the Notes at a call price at 112% of the principal amount, plus accrued in unpaid interest thereon provided that such call price shall be increased by 1% per month.

         Under the terms of the Agreement, the Company is obligated to prepare and file a Form S-3 Registration Statement providing for the resale of the shares of Common Stock issuable upon conversion of the Notes within 120 days of November 4, 1997 and to use its best efforts to have such Registration Statement declared effective on or before January 15, 1998. In the event that such Registration Statement is not declared effective by such date, the Company shall pay to each Noteholder monthly, the greater of (x) the pro rata portion of an amount equal to 1.5% of the aggregate outstanding principal amount of the Notes held by such Holder, which monthly amount will be increased to 2% in the event that such Registration Statement is not declared effective by February 15, 1998, or (y) $2,500 for each day the Registration Statement is not declared effective by January 15, 1998.


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         In no event shall the Company issue more than 19.9% of the then issued and outstanding shares of Common Stock of the Company, unless the Company shall obtain stockholder approval or a waiver of such requirement by the Nasdaq Stock Market. Unless the Company shall have obtained stockholder approval or a waiver or such requirement by the Nasdaq Stock Market within the time period as set forth in the Agreement, the principal amount of the Convertible Notes, which may not be converted because of such limitation, will be payable at a Formula Price which shall be the amount equal to the greater of (i) the aggregate principal amount of the Convertible Notes then outstanding, together with all accrued and unpaid interest thereon, and (ii) the sum of (A) the product of (x) the number of shares of Common Stock which the Convertible Notes being redeemed are then convertible at the current conversion price and (y) the VWASP on the date the Convertible Notes are redeemed, plus (B) accrued and unpaid interest on the Convertible Notes to the date of repayment.

         The proceeds of sale from the issuance of these securities are being used to refinance the indebtedness of the Company to George St. Laurent, Jr. in the aggregate principal amount of approximately $10 million and to fund the purchase of the acquisition of Microtech Sistemas Industria Y Comercio, S.A. in an amount equal to approximately $5 million and the remaining funds for general corporate purposes.

         The Company on October 10, 1997, completed the issuance of an additional $18,600,000 10% Convertible Notes. The Notes were issued in a private placement transaction to 52 investors. The Company intends to use the net proceeds from such offering for expansion of inventory, increase of manufacturing capacity and repayment of approximately $12,000,000 in short-term debt to Brazilian banks, currently bearing interest at the rate of 15-26%. The remaining proceeds will be used for general working capital. This offering, which was not conditioned on completion of the previously described offering, provided from the issuance of Convertible Notes containing substantially the same terms and conditions as set forth above. Although, the Company has agreed to register shares of Common Stock issuable upon conversion of these Notes 20 days after November 1, 1997 and use its best efforts to have the Registration Statement declared effective within 90 days of such date. The Company will not incur any penalties in the event that such registration is not accomplished by such date.

         The Company incurred fees and expenses equal to approximately 1.75 % of the gross proceeds of the offerings and issued warrants to purchase 233,940 shares of the Company's Common Stock.

         The above discussion is qualified by its entirety to the Agreements which are filed with this Report on Form 8-K.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         EXHIBITS

         10.1 Securities Purchase Agreement dated October 10, 1997, by and between the Company, H.W. Partners, L.P., as Purchaser's Representative and Investor.

         10.2 Form of Convertible Promissory Note dated October 10, 1997 for the Investors.

         10.3 Put and Call Agreement dated October 10, 1997 between the Company and the Investors.

         10.4. Registration Rights Agreement dated October 10, 1997 between the Company and the Investors.

         10.5 Form of Convertible Promissory Note dated October 10, 1997.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VITECH AMERICA, INC.

                                             By: /s/ EDWARD KELLY
                                             -----------------------
                                                 Edward Kelly
                                                 Chief Financial Officer

DATED: October 24, 1997


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                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
-------                           -----------

 10.1 Securities Purchase Agreement dated October 10, 1997, by and between the Company, H.W. Partners, L.P., as Purchaser's Representative and Investor.

 10.2 Form of Convertible Promissory Note dated October 10, 1997 for the Investors.

 10.3 Put and Call Agreement dated October 10, 1997 between the Company and the Investors.

 10.4 Registration Rights Agreement dated October 10, 1997 between the Company and the Investors.

 10.5          Form of Convertible Promissory Note dated October 10, 1997.